Press Release

RLJ Lodging Trust Reports Second Quarter 2024 Results

Q2 RevPAR increased 2.6% above 2023
Acquired a boutique lifestyle hotel in Denver
Announced increase of quarterly dividend to $0.15 per share

Bethesda, MD, August 1, 2024 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2024.

Second Quarter Highlights
•Portfolio Comparable RevPAR of $157.30; an increase of 2.6% from last year
•Total Revenue of $369.3 million; an increase of 3.5% from last year
•Net Income of $37.3 million
•Comparable Hotel EBITDA of $118.6 million
•Adjusted EBITDA of $109.0 million
•Adjusted FFO per diluted common share and unit of $0.51
•Acquired Hotel Teatro in Denver for $35.5 million
•Repurchased 0.3 million shares for approximately $3.1 million at an average price of $9.72
•Addressed 2024 debt maturities

“We were encouraged to see industry RevPAR growth improve during the second quarter despite a choppy backdrop. Relative to this environment, we were pleased with our solid second quarter performance, which was driven by strong gains in a number of our urban markets that benefitted from growth in business and group segments,” commented Leslie D. Hale, President and Chief Executive Officer. “Additionally, we were active on multiple fronts including, acquiring a high-quality boutique lifestyle hotel in Denver, progressing on our 2024 conversions, and repurchasing shares while increasing our quarterly dividend. Our strong execution of these initiatives once again demonstrates the optionality our strong balance sheet provides to drive multiple channels of growth simultaneously.”

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, Change, and per share amounts)
(unaudited)

	For the three months ended June 30,			For the six months ended June 30,
	2024	2023	Change	2024	2023	Change
Operational Overview: (1)
Comparable ADR	$205.20	$204.05	0.6%	$202.26	$201.83	0.2%
Comparable Occupancy	76.7%	75.1%	2.1%	73.0%	71.8%	1.6%
Comparable RevPAR	$157.30	$153.26	2.6%	$147.61	$144.95	1.8%

Financial Overview:
Total Revenue	$369,297	$356,960	3.5%	$693,707	$671,463	3.3%
Comparable Hotel Revenue	$371,027	$358,880	3.4%	$696,505	$674,589	3.2%

Net Income	$37,291	$41,720	(10.6)%	$42,037	$52,234	(19.5)%

Comparable Hotel EBITDA	$118,639	$123,532	(4.0)%	$207,432	$214,577	(3.3)%
Comparable Hotel EBITDA Margin	32.0%	34.4%	(245) bps	29.8%	31.8%	(203) bps
Adjusted EBITDA	$108,971	$113,829	(4.3)%	$188,563	$196,513	(4.0)%

Adjusted FFO	$78,619	$87,836	(10.5)%	$130,473	$143,916	(9.3)%
Adjusted FFO Per Diluted Common Share and Unit	$0.51	$0.56	(8.9)%	$0.84	$0.90	(6.7)%
Note:
(1) Comparable statistics reflect the Company's 96 hotel portfolio owned as of June 30, 2024.

Acquisitions and Dispositions
During the second quarter of 2024, the Company purchased the 110-room Hotel Teatro in Denver, Colorado for a purchase price of $35.5 million. The hotel is expected to generate an estimated 10% yield upon stabilization. Additionally, the Company sold a non-core 78-room Residence Inn hotel located in Indiana for a sales price of $8.1 million.

Share Repurchases
During the second quarter, the Company recycled proceeds from the sale of a non-core hotel to repurchase common shares. During the second quarter, the Company repurchased 0.3 million common shares for approximately $3.1 million at an average price of $9.72. Year-to-date, the Company has repurchased 0.5 million common shares for approximately $5.0 million at an average price of $9.66. As of August 1, the Company's 2024 share repurchase program had a remaining capacity of $245.0 million.

Balance Sheet
As of June 30, 2024, the Company had approximately $771.1 million of total liquidity, comprising approximately $371.1 million of unrestricted cash and $400.0 million available under its revolving credit facility, and $2.2 billion of debt outstanding.

In April 2024, the Company drew $200.0 million under its $600.0 million revolving credit facility and utilized the proceeds to repay $200.0 million of maturing mortgage debt.

In April 2024, the Company exercised its one-year extension options to extend the maturities of $181.0 million of mortgage loans to April 2025.

Dividends
The Company’s Board of Trustees declared a second quarter cash dividend of $0.10 per common share of beneficial interest of the Company. The dividend was paid on July 15, 2024 to shareholders of record as of June 28, 2024.

The Company's Board of Trustees declared a second quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on July 31, 2024 to shareholders of record as of June 28, 2024.

In July, the Company's Board of Trustees approved an increase to its quarterly cash dividend to $0.15 per common share of beneficial interest of the Company starting with the third quarter of 2024. The Dividend will be paid on October 15, 2024 to shareholders of record as of September 30, 2024.

Outlook Update
The Company is updating its full-year outlook range to incorporate recent transactions, year-to-date operating performance, and the current economic environment. No future acquisitions, dispositions, financings, or share repurchases are incorporated into the Company's outlook and could result in a material change to the Company's outlook.

FY 2024
Comparable RevPAR Growth	1.0% to 2.5%
Comparable Hotel EBITDA	$382.5M to $402.5M
Adjusted EBITDA	$346.5M to $366.5M
Adjusted FFO per diluted share	$1.45 to $1.58

Additionally, the Company's full year 2024 outlook includes:

•Net interest expense of $93.0 million to $95.0 million.
•Capital expenditures related to renovations in the range of $100.0 million to $120.0 million.
•Diluted weighted average common shares and units of 155.0 million.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 2, 2024 at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the presentation of supplemental information for additional detail and comparable operating statistics, which will be available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust ("RLJ") is a self-advised, publicly traded real estate investment trust that owns 96 premium-branded, rooms-oriented, high-margin, urban-centric hotels located within the heart of demand locations. Our hotels are geographically diverse and concentrated in major urban markets that provide multiple demand generators from business, leisure, and other travelers.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which will be filed on August 2, 2024, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 https://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable.

Comparable adjustments: Acquired hotel
For the three and six months ended June 30, 2024 and 2023, Comparable adjustments included the following acquired hotel:
•Hotel Teatro acquired in June 2024

Comparable adjustments: Sold hotel
For the three and six months ended June 30, 2024 and 2023, Comparable adjustments included the following sold hotel:
•Residence Inn Merrillville sold in May 2024

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Investment in hotel properties, net	$4,274,669	$4,136,216
Investment in unconsolidated joint ventures	7,386	7,398
Cash and cash equivalents	371,133	516,675
Restricted cash reserves	36,081	38,652
Hotel and other receivables, net of allowance of $369 and $265, respectively	30,916	26,163
Lease right-of-use assets	130,875	136,140
Prepaid expense and other assets	66,967	58,051
Total assets	$4,918,027	$4,919,295
Liabilities and Equity
Debt, net	$2,222,642	$2,220,778
Accounts payable and other liabilities	149,682	147,819
Advance deposits and deferred revenue	33,475	32,281
Lease liabilities	119,902	122,588
Accrued interest	21,934	22,539
Distributions payable	22,621	22,500
Total liabilities	2,570,256	2,568,505
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at June 30, 2024 and December 31, 2023	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 155,240,677 and 155,297,829 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1,552	1,553
Additional paid-in capital	3,000,394	3,000,894
Distributions in excess of net earnings	(1,057,061)	(1,055,183)
Accumulated other comprehensive income	22,171	22,662
Total shareholders’ equity	2,333,992	2,336,862
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,318	6,294
Noncontrolling interest in consolidated joint ventures	7,461	7,634
Total noncontrolling interest	13,779	13,928
Total equity	2,347,771	2,350,790
Total liabilities and equity	$4,918,027	$4,919,295
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Revenues
Operating revenues
Room revenue	$303,652	$295,496	$570,282	$556,328
Food and beverage revenue	40,843	38,132	76,532	71,420
Other revenue	24,802	23,332	46,893	43,715
Total revenues	369,297	356,960	693,707	671,463
Expenses
Operating expenses
Room expense	73,941	70,333	143,327	136,384
Food and beverage expense	30,304	28,037	58,931	54,174
Management and franchise fee expense	29,789	29,277	55,444	55,459
Other operating expenses	90,792	84,207	180,601	166,831
Total property operating expenses	224,826	211,854	438,303	412,848
Depreciation and amortization	44,474	44,925	89,153	89,921
Property tax, insurance and other	28,753	24,684	56,587	49,332
General and administrative	13,940	14,627	29,045	28,283
Transaction costs	76	4	90	24
Total operating expenses	312,069	296,094	613,178	580,408
Other income, net	687	736	3,878	1,585
Interest income	4,118	5,011	8,905	8,675
Interest expense	(28,049)	(24,543)	(54,507)	(48,673)
Gain (loss) on sale of hotel properties, net	3,546	(44)	3,546	(44)
Loss on extinguishment of indebtedness, net	—	(169)	—	(169)
Income before equity in income from unconsolidated joint ventures	37,530	41,857	42,351	52,429
Equity in income from unconsolidated joint ventures	154	220	388	501
Income before income tax expense	37,684	42,077	42,739	52,930
Income tax expense	(393)	(357)	(702)	(696)
Net income	37,291	41,720	42,037	52,234
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(169)	(171)	(167)	(188)
Noncontrolling interest in consolidated joint ventures	(16)	(154)	173	(6)
Net income attributable to RLJ	37,106	41,395	42,043	52,040
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Net income attributable to common shareholders	$30,827	$35,116	$29,486	$39,483
Basic per common share data:
Net income per share attributable to common shareholders - basic	$0.20	$0.22	$0.19	$0.25
Weighted-average number of common shares	153,641,065	156,424,444	153,305,640	157,945,406
Diluted per common share data:
Net income per share attributable to common shareholders - diluted	$0.20	$0.22	$0.19	$0.25
Weighted-average number of common shares	154,105,871	156,741,187	154,151,135	158,381,380
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Net income	$37,291	$41,720	$42,037	$52,234
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Depreciation and amortization	44,474	44,925	89,153	89,921
(Gain) loss on sale of hotel properties, net	(3,546)	44	(3,546)	44
Noncontrolling interest in consolidated joint ventures	(16)	(154)	173	(6)
Adjustments related to consolidated joint venture (1)	(47)	(44)	(92)	(87)
Adjustments related to unconsolidated joint venture (2)	228	236	457	473
FFO	72,105	80,448	115,625	130,022
Transaction costs	76	4	90	24
Pre-opening costs (3)	125	639	199	860
Loss on extinguishment of indebtedness, net	—	169	—	169
Amortization of share-based compensation	5,275	6,089	11,708	11,781
Non-cash interest expense related to discontinued interest rate hedges	418	482	900	964
Other expenses (4)	620	5	1,951	96
Adjusted FFO	$78,619	$87,836	$130,473	$143,916

Adjusted FFO per common share and unit-basic	$0.51	$0.56	$0.85	$0.91
Adjusted FFO per common share and unit-diluted	$0.51	$0.56	$0.84	$0.90

Basic weighted-average common shares and units outstanding (5)	154,413	157,196	154,077	158,717
Diluted weighted-average common shares and units outstanding (5)	154,878	157,513	154,923	159,153
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Represents expenses and income outside of the normal course of operations.
(5)Includes 0.8 million weighted-average operating partnership units for the three and six month periods ended June 30, 2024 and 2023.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Net income	$37,291	$41,720	$42,037	$52,234
Depreciation and amortization	44,474	44,925	89,153	89,921
Interest expense, net of interest income	23,931	19,532	45,602	39,998
Income tax expense	393	357	702	696
Adjustments related to unconsolidated joint venture (1)	332	345	667	690
EBITDA	106,421	106,879	178,161	183,539
(Gain) loss on sale of hotel properties, net	(3,546)	44	(3,546)	44
EBITDAre	102,875	106,923	174,615	183,583
Transaction costs	76	4	90	24
Pre-opening costs (2)	125	639	199	860
Loss on extinguishment of indebtedness, net	—	169	—	169
Amortization of share-based compensation	5,275	6,089	11,708	11,781
Other expenses (3)	620	5	1,951	96
Adjusted EBITDA	108,971	113,829	188,563	196,513
General and administrative	8,665	8,538	17,337	16,502
Other corporate adjustments	691	666	1,358	1,137
Consolidated Hotel EBITDA	118,327	123,033	207,258	214,152
Comparable adjustments - income from sold hotels	(162)	(558)	(352)	(918)
Comparable adjustments - income from acquired hotels	474	1,057	525	1,343
Comparable Hotel EBITDA	$118,639	$123,532	$207,432	$214,577
Notes:
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Represents expenses and income outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Total revenue	$369,297	$356,960	$693,707	$671,463
Comparable adjustments - revenue from sold hotels	(359)	(866)	(1,001)	(1,487)
Comparable adjustments - revenue from prior ownership of acquired hotels	2,107	2,806	3,834	4,649
Other corporate adjustments / non-hotel revenue	(18)	(21)	(35)	(36)
Comparable Hotel Revenue	$371,027	$358,880	$696,505	$674,589

Comparable Hotel EBITDA	$118,639	$123,532	$207,432	$214,577

Comparable Hotel EBITDA Margin	32.0%	34.4%	29.8%	31.8%

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures - Full-Year Outlook
(Amounts in millions)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the year ended December 31, 2024
	Low End	High End
Net income	$44.0	$62.0
Depreciation and amortization	187.0	187.0
Interest expense, net of interest income	93.0	95.0
Income tax expense	1.5	1.5
Adjustments related to joint ventures	1.5	1.5
EBITDA	327.0	347.0
Gain on sale of hotel properties, net	(3.5)	(3.5)
EBITDAre	323.5	343.5
Amortization of share-based compensation	21.0	21.0
All other items, net	2.0	2.0
Adjusted EBITDA	346.5	366.5
General and administrative	36.0	36.0
Consolidated Hotel EBITDA	382.5	402.5
Comparable adjustments - income from sold hotels	(0.5)	(0.5)
Comparable adjustments - income from acquired hotels	0.5	0.5
Comparable Hotel EBITDA	$382.5	$402.5

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the year ended December 31, 2024
	Low End	High End
Net income	$44.0	$62.0
Preferred dividends	(25.0)	(25.0)
Depreciation and amortization	187.0	187.0
Gain on sale of hotel properties, net	(3.5)	(3.5)
Adjustments related to joint ventures	1.0	1.0
FFO	203.5	221.5
Amortization of share-based compensation	21.0	21.0
All other items, net	1.0	3.0
Adjusted FFO	$225.5	$245.5

Adjusted FFO per common share and unit-diluted	$1.45	$1.58

Diluted weighted-average common shares and units outstanding	155.0	155.0

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of June 30, 2024 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	5.04%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	5.61%	85,000
Weighted Average / Mortgage Total				5.28%	$206,000

Corporate Debt
Revolver (4)	4	May 2028	Floating	7.09%	$200,000
$225 Million Term Loan Maturing 2026	3	May 2028	Floating	4.07%	225,000
$200 Million Term Loan Maturing 2026	3	January 2028	Floating	7.04%	200,000
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	4.72%	400,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				4.69%	$2,025,000

Weighted Average / Total				4.75%	$2,231,000
Notes:
(1)The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2)Interest rates as of June 30, 2024, inclusive of the impact of interest rate hedges.
(3)Excludes the impact of fair value adjustments and deferred financing costs.
(4)As of June 30, 2024, there was $400.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually. In April 2024, the Company borrowed $200.0 million under the Revolver and utilized the proceeds to repay a $200.0 million maturing mortgage loan, reducing the remaining capacity on the Revolver to $400.0 million.